Exhibit 10.1

NOVA LIFESTYLE, INC.

2014 OMNIBUS LONG-TERM INCENTIVE PLAN

Nova LifeStyle, Inc., a Nevada corporation (the “Company”), sets forth herein the terms of its 2014 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and performance awards. Any of the Awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of the Plan and related documents (including Award Agreements), the following terms shall have the following meanings:

2.1. “Affiliate”means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Award”means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Performance Award under the Plan.

2.3. “Award Agreement”means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee, that evidences and sets out the terms and conditions of an Award.

2.4. Board”means the Board of Directors of the Company.

2.5.  “Cause”means, as defined in such Grantee’s applicable employment, severance or similar agreement with the Company or an Affiliate if such an agreement exists and contains a definition of cause (or a like term) or, if no such agreement exists or such agreement does not contain a definition of cause (or a like term), then Cause means : (i) engaging in any act, omission or misconduct that is injurious to the Company or an Affiliate; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal of the Service Provider from any office held with the Company or prohibiting the Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an Affiliate’s  government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s employment or services with the Company or an Affiliate.

2.6. “Change in Control”shall have the meaning set forth in Section 14.2.

2.7. “Code”means the Internal Revenue Code of 1986, as now in effect or as hereafter amended and the regulations and form guidance issued thereunder.

2.8.  “Committee”means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee as designated by the Board, but if no Committee exists which has been delegated the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.  The Committee shall (i) consist of two or more individuals each of whom shall be, to the extent required by Rule 16b-3 issued under the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act, and to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code and (ii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.  If for any reason the appointed Committee does not meet the requirements of Section 162(m) of the Code, such noncompliance shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.

2.9. “Company”means Nova LifeStyle, Inc., a Nevada corporation, or any successor corporation.

2.10. “Common Stock” or “Stock”means a share of common stock of the Company, par value $0.001 per share.

2.11. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.12. “Disability”means the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  A Grantee shall be considered disabled only if he furnishes such proof of Disability as the Committee may require.

2.13. “Effective Date”means the date set forth in Section 5.1.

2.14. “Exchange Act”means the Securities Exchange Act of 1934, as now in effect or as hereafter amended, and formal guidance issued thereunder.

2.15. “Fair Market Value”of a share of Common Stock as of a particular date shall mean: (i) the closing sale price reported for a share of Common Stock on such date on the national securities exchange or national market system on which such stock is principally traded, or if no sale occurred on such date, the trading day immediately preceding such date on which a sale was reported, (ii) if the Common Stock is not traded on an national securities exchange or national market system but is regularly quoted by a recognized securities dealer, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), or (iii)  if the shares of Common Stock are not then listed on a national securities exchange or national market system or regularly quoted by a recognized securities dealer or the value of such shares is not otherwise determinable, its Fair Market Value will be determined in good faith by the Committee in a manner consistent with the requirements of Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

2.16. “Family Member”means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%)  of the voting interests.

2.17. “Grantee”means a person who receives or holds an Award under the Plan.

2.18. “Incentive Stock Option”means an Option awarded under the Plan that is designated in the Award Agreement as an “incentive stock option” and satisfies the requirements of Section 422 of the Code.

2.19. “Non-Qualified Stock Option”means an Option that is not an Incentive Stock Option.

2.20. “Option”means an Award entitling the Grantee to purchase one or more shares of Stock pursuant to the Plan.

2.21. “Option Price”means the exercise price to be paid for each share of Stock under an Option.

2.22. “Performance Award”means an Award made subject to the attainment of performance goals that is awarded to a Grantee pursuant to Section 12.

2.23. “Performance Period”  means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Grantee’s right to and the payment of a Performance Award, which period shall not exceed ten (10) years.

2.24. “Plan”means this Nova LifeStyle, Inc., 2014 Omnibus Long-Term Incentive Plan, as it may be amended from time to time.

2.25. “Purchase Price”means the purchase price (if any) to be paid by the Grantee for each share of Stock pursuant to an Award of Restricted Stock or Unrestricted Stock.

2.26. “Restricted Stock”means shares of Stock subject to a vesting schedule or other substantial risk of forfeiture that are awarded to a Grantee pursuant to Section 10.

2.27.  “Restricted Stock Unit”means a bookkeeping entry representing the promise to deliver to a Grantee shares of Stock upon vesting or achievement of certain performance measures pursuant to Section 10.

2.28. “SAR Base Price”means the per share base price of an SAR granted to a Grantee under Section 9.

2.29. “Securities Act”means the Securities Act of 1933, as now in effect or as hereafter amended, and formal guidance issued thereunder.

2.30. “Separation from Service”means a termination of employment or service by a Service Provider with the Company and its Affiliates; provided, that if any Award that is nonqualified deferred compensation (within the meaning of Section 409A of the Code), or any dividend thereon, is to be paid or distributed upon a Separation from Service, then a Separation from Service shall not occur unless it qualifies as a “separation from service” within the meaning of Section 409A of the Code. Unless otherwise stated in an applicable Award Agreement, a Grantee’s change in position, duties or status (e.g., from employee to consultant, consultant to director, employee to director) shall not result in interrupted or terminated employment or service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.31.  “Service Provider”means: (i) an employee of the Company or an Affiliate, (ii) a member of the Board who is not an employee of the Company or an Affiliate, or (iii) a consultant or advisor who is a natural person currently providing services to the Company or an Affiliate.

2.32. “Stock Appreciation Right” or “SAR”means a right to a payment based on the increase in the value of Stock that is granted to a Grantee under Section 9.

2.33. “Subsidiary”means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.34. “Termination Date”means the date upon which an Option or an SAR shall terminate or expire, as set forth in Sections 8.3 and 9.4.

2.35. “Ten Percent Stockholder”means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent (as defined in Section 424(e) of the Code), or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.36.  “Unrestricted Stock”means an Award of Stock made pursuant to Section 11.

3. ADMINISTRATION OF THE PLAN

3.1. General.

The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems, in its sole discretion, to be necessary or appropriate to the administration of the Plan.  The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)	designate Grantees;

(ii)	determine the Awards to be made to a Grantee;

(iii)	determine the number of shares of Stock to be subject to an Award;

(iv)
establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, SAR Base Price of any SAR, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the Award, vesting or acceleration, exercise, transfer, or forfeiture of the Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement;

(vi)
determine the effect of all matters and questions relating to an individual’s status as a Service Provider for purposes of the Plan and any Award Agreement, including, without limitation, whether and when an individual ceases to provide services or employment;

(vii)
unless prohibited by applicable law, including Code Sections 422, 424 and 409A, amend, modify, or supplement the terms of any outstanding Award, including  to modify Awards to foreign nationals or individuals who are employed outside the United States to satisfy requirements of local law, tax policy, or custom or to otherwise comply with foreign registration requirements; and

(viii)	make all other determinations deemed necessary or advisable for administering the Plan, subject to Section 5.3.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, or confidentiality obligation with respect to the Company or any Affiliate, to the extent specified in such Award Agreement.  The grant of any Award will be contingent upon the Grantee executing the appropriate Award Agreement, if determined necessary by the Committee.

3.2. Deferral Arrangement.

The Committee may permit or require the deferral of payment of any Award, subject to such rules and procedures as it may establish and in accordance with Section 409A of the Code. Unless otherwise provided in an Award Agreement, any such deferral will not include provisions for the payment or crediting of interest or dividend equivalents.

3.3. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

3.4. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 4,000,000.  All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.  The maximum number of shares of Common Stock that will be awarded to any one Grantee during any calendar year shall not exceed 100,000, subject to adjustment as provided in Section 14.  The maximum amount that can be paid in any calendar year to any Grantee pursuant to a Performance Award denominated in dollars that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code as described in Section 12.2 shall be $200,000.

To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares of Stock than the number underlying the Award, or otherwise terminated without delivery of shares of Stock to the Grantee, the shares retained by or returned to the Company will again be available for issuance under the Plan.  If the Option Price, SAR Base Price, or if pursuant to Section 15.4 the tax withholding obligation of any Grantee with respect to an Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock so tendered or withheld shall not be available again for issuance under the Plan.

5. EFFECTIVE DATE, TERM, DURATION AND AMENDMENTS

5.1. Effective Date of Plan.

The Plan shall be effective on May 13, 2014, the date of its approval by the Board (the “Effective Date”), subject to the approval of the Plan by stockholders of the Company in accordance with applicable law (including, without limitation, approvals required under Rule 16b-3 of the Exchange Act, Section 162(m) of the Code and Section 422 of the Code) and any registration or stock exchange rule.  Any Option that is designated as an Incentive Stock Option shall automatically be treated as a Non-Qualified Stock Option if the Plan is not approved by the shareholders of the Company within twelve (12) months after the Effective Date of the Plan.  No Award that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code that is granted to a Covered Employee shall be effective unless and until the Plan is approved by the stockholders of the Company.

5.2. Term.

The Plan shall terminate on the ten (10) year anniversary of the Effective Date, and may be terminated on any earlier date as provided in Section 5.3; provided, however, that no Award that is intended to be “performance-based compensation” under Section 162(m) of the Code that is granted to a Covered Employee (other than an Option or Stock Appreciation Right) shall be granted on or after the five (5) year anniversary of the stockholder approval of the Plan unless the business criteria are reapproved (or other designated business criteria are approved) by the Company’s stockholders every five (5) years as required by Section 162(m) of the Code.

5.3. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made; provided, however, that no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded or causes the Option or SAR to become subject to Section 409A of the Code.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements, including, without limitation Sections 162(m) and 422 of the Code, or with respect  to an outstanding Option or SAR, it reduces the Option Price or SAR Base Price thereof or would be treated as a re-pricing under the rules of the exchange upon which the Company’s Stock trades, (except for appropriate adjustments made to outstanding Options and SARs pursuant to Section 14).

No Awards shall be made after termination of the Plan; provided, that the termination of the Plan will not affect the Board's or Committee’s ability to exercise its powers with respect to Awards that were granted prior to the date of such termination.

6. AWARD ELIGIBILITY AND LIMITATIONS

Awards may be made to any Service Provider, as the Committee shall determine and designate from time to time in its discretion; provided, however, that Non-Qualified Stock Options and SARs may only be granted to Service Providers of the Company or a Subsidiary, and Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.  An eligible person may receive more than one Award, subject to such restrictions as are provided in the Plan.

7. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine.  Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-Qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the applicable Award Agreement. The Option Price shall be at least one hundred percent (100%) of the Fair Market Value of a share of Stock on the grant date; provided, however, if the Grantee is a Ten Percent Stockholder as of the grant date, the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the grant date.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable as to whole shares of Stock at such times and under such conditions (including, without limitation, performance requirements and/or future service requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. If no vesting schedule is specified in the applicable Award Agreement, the Option shall vest twenty percent (20%) on each of the first five (5) anniversaries of the grant date, provided that the Grantee remains in the continuous service of the Company or an Affiliate during such time.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option that is intended to be an Incentive Stock Option at the grant date shall not be exercisable after the expiration of five (5) years from its grant date.

8.4. Separation from Service.

Except as otherwise provided in an Award Agreement:

(i)
upon a Grantee’s Separation from Service for any reason other than for Cause or due to death or Disability, all Options that are exercisable at the time of such Separation from Service shall remain exercisable for a period of not more than three (3) months after such Separation from Service (but in no event after the Termination Date), after which date they shall expire, and all Options that are not exercisable at the time of such Separation from Service shall terminate on the date of such Separation from Service;

(ii)
upon a Grantee’s Separation from Service due to death or Disability, all Options that are exercisable at the time of such Separation from Service shall remain exercisable for a period of not more than twelve (12) months after such Separation from Service (but in no event after the Termination Date), after which date they shall expire, and all Options that are not exercisable at the time of such Separation from Service shall terminate on the date of such Separation from Service; and

(iii)
upon a Grantee’s Separation from Service for Cause, all outstanding Options granted to such Grantee that have not yet been exercised, whether vested or unvested, shall terminate on the date of such Separation from Service.

The Committee, in its sole discretion, may accelerate the vesting and exercisability of an Option at any time.

8.5. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of whole shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of applicable taxes which the Company may, in its judgment, be required to withhold in accordance with Section 15.4.  Unless otherwise provided by the Committee, payments by the Grantee shall be made in cash or cash equivalents acceptable to the Company.  Notwithstanding anything contained herein to the contrary, the Committee may, solely in its discretion, approve payment in whole or in part by an alternative method, including (i) by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes, (ii) in the form of shares of Stock already owned by the Grantee (and for which the Grantee has good title free and clear of any liens and encumbrances) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares as to which such Option shall be exercised and any withholding taxes, (iii) by net exercise, or (iv)  any combination of the foregoing.

8.6. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him, and except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance (by paper, electronic or other means as determined by the Committee) of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or a Subsidiary; (ii) if it is specifically designated as an Incentive Stock Option in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company, its parent (as defined in Section 424(e) of the Code), or a Subsidiary) does not exceed $100,000. This $100,000 limitation shall be applied by taking Options into account in the order in which they were granted.  Any portion of the Option in excess of such $100,000 limitation will be treated as a Non-Qualified Stock Option.

If any Grantee shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option that is a disqualifying disposition, such Grantee shall notify the Company of such disposition within ten (10) days thereof.  A disqualifying disposition is any disposition (including any sale) of Stock acquired upon exercise of an ISO before the later of (i) two (2) years after the grant date of the Incentive Stock Option or (ii) one (1) year after the date the Grantee acquired the Stock by exercising the Incentive Stock Option.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

Each SAR shall confer upon the Grantee a right to receive, upon exercise thereof, an amount equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Base Price. The Award Agreement for the SAR shall specify the number of SARs granted and the SAR Base Price, which shall be fixed on the grant date.

9.2. Method of Exercise.

An SAR that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of whole SARs with respect to which the Award is being exercised and shall be accompanied by payment in full of the amount (if any) of applicable taxes which the Company may, in its judgment, be required to withhold in accordance with Section 15.4.  Unless otherwise provided by the Committee, payments by the Grantee shall be made in cash or cash equivalents acceptable to the Company.  Notwithstanding anything to the contrary, the Committee may, solely in its discretion, approve payment in whole or in part by one of the alternative methods set forth in Section 8.5.

9.3. Other Terms.

The Committee shall determine at the grant date or thereafter, the time or times at which and the circumstances under which an SAR may become vested and exercisable in whole or in part (including based on achievement of performance requirements and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, and any other terms and conditions of any SAR, provided they are not inconsistent with Section 409A of the Code.  Notwithstanding the foregoing, the Committee, in its sole discretion, may provide at the time of grant that the payment due upon exercise of an SAR may not exceed a specified amount. The Committee, in its sole discretion, may accelerate the vesting and exercisability of an SAR at any time.  If no vesting or exercise schedule is specified in the applicable Award Agreement, the SAR shall vest and remain exercisable following Separation from Service in the same manner as set forth in Sections 8.2 and 8.4 above.  The Committee, in its sole discretion, may accelerate the vesting and exercisability of an SAR at any time.

9.4. Term of SARs.

  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years (the “Termination Date”).

9.5. Payment of SAR Amount.

Upon exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the SAR Base Price; by

(ii)	the number of whole Shares with respect to which the SAR is exercised.

SARs may be settled in cash, Stock, or a combination thereof, as determined by the Committee in its sole discretion and set forth in the Award Agreement. If no form of payment is specified in the applicable Award Agreement, settlement shall be in cash.

9.6. Rights of Holders of SARs.

Unless otherwise provided in an Award Agreement, a Grantee holding or exercising an SAR shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him, and except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to a Service Provider in such amounts as the Committee, in its sole discretion, will determine.  At the time of grant, the Committee may, in its sole discretion, establish a period of time during which the Restricted Stock is subject to a vesting schedule or other substantial risk of forfeiture, including the satisfaction of corporate or individual performance objectives in accordance with Section 12.1 and 12.2 (a “Restricted Period”). Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period.  If no Restricted Period is specified in the applicable Award Agreement, the Restricted Period shall lapse as to twenty percent (20%) of the Award of Restricted Stock and/or Restricted Stock Units on each of the first five (5) anniversaries of the grant date, provided that the Grantee remains in the continuous service of the Company or an Affiliate during such time.

10.2. Restricted Stock.

(i)
Restricted Stock Certificates.  Subject to Section 3.4, as soon as reasonably practicable after the grant date, the Company shall issue stock, in the name of the applicable Grantee, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

(ii)
Rights of Holders of Restricted Stock.  Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall not have the right to vote such Stock or receive any dividends declared or paid with respect to such Stock until the Restricted Stock is no longer subject to a Period of Restriction.

(iii)
Purchase of Restricted Stock.  The Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Committee) an Award of Restricted Stock.  Payment of the Purchase Price (if any) is due in full upon the grant of the Award, in a form acceptable to the Committee.

10.3.  Restricted Stock Units.

(i)
Settlement of Restricted Stock Units.  The Award Agreement shall also set forth the time when the Restricted Stock Units shall be settled and such other terms and conditions which shall comply with, or be exempt from, Section 409A of the Code.  Restricted Stock Units are generally settled in Stock immediately following the date they vest, provided that the Committee may specify in the applicable Award Agreement that settlement shall be in cash, to the extent necessary to comply with applicable foreign laws or as otherwise deemed desirable by the Committee.

(ii)
Rights of Holders of Restricted Stock Units.  A Grantee awarded Restricted Stock Units shall have no rights as a stockholder of the Company until the shares of Stock covered under the Restricted Stock Unit are fully paid and issued to him.  Unless otherwise provided in an Award Agreement and in compliance with Section 409A of the Code, the Grantee holding Restricted Stock Units shall not be entitled to receive, currently or on a deferred basis, dividend equivalents with respect to any Stock covered by a Restricted Stock Unit.

(iii)
Creditor’s Rights.  A Grantee holding Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.4. Separation from Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the Grantee’s Separation from Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which the Restricted Period has not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

The Committee, in its sole discretion, may accelerate the vesting of or lapse of the Restricted Period on Restricted Stock and Restricted Stock Units at any time.

10.5. Delivery of Stock.

Upon the lapse of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee,  unless otherwise provided in the Award Agreement, a stock certificate for any shares due upon settlement of an Award of Restricted Stock or Restricted Stock Units shall be delivered (by paper, electronically, or such other means as determined by the Committee) to the Grantee (or the Grantee’s beneficiary or estate, as the case may be) and any cash payment due upon settlement of such Award shall be immediately paid by the Company.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence as compensation for past services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Awards of Unrestricted Stock shall be paid within such time that complies with Section 409A of the Code, as specified in an Award Agreement.

12. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant, or the vesting or settlement, of any Award may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2. Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that an Award (other than an Option or Stock Appreciation Right) to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2 (a “Performance Award”).  In addition, the Committee shall have the authority to make an award of a cash bonus to any Grantee and designate such Award as a Performance Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(i)
Performance Goals Generally. The performance goals shall consist of one or more business criteria set forth in paragraph (ii) below and a targeted level or levels of performance with respect to each of such business criteria, as specified by the Committee consistent with this Section 12.2.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, vested and/or settled upon achievement of any one or more performance goals. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

(ii)
Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company or an Affiliate, shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity;  (xv) revenue; (xvi) revenue growth rate; (xvii) gross margin and (xviii) reduction in costs or debts. Only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the business criteria may be based or (ii) adjust, modify or amend the business criteria.

(iii)
Timing for Establishing Performance Goals. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)
Settlement of Performance Awards.  Performance Awards shall be settled in cash, Stock, other Awards or other property, in the discretion of the Committee, on a date specified in an Award Agreement which satisfies the requirements of Section 409A of the Code, if applicable.   With respect to a Performance Award that is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code: (i) a Grantee shall be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for the Performance Period are achieved, provided, that the Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards in accordance with Section 162(m) of the Code; and (ii) the  Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Awards for a Performance Period if the performance goals for such Performance Period have not been attained, or (B) increase a Performance Award above the maximum award limit in Section 4.

(v)
Separation from Service.  Unless otherwise specified in the applicable Award Agreement, in the event of Separation from Service by the Grantee prior to the end of a Performance Period or prior to settlement of a Performance Award any cash Performance Award shall be cancelled and forfeited.

12.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals and the Performance Period, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals during a Performance Period, and the Performance Award earned for an applicable Performance Period shall be certified in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may delegate any such responsibility relating to such Performance Awards only to the extent permitted by Code Section 162(m).

13. REQUIREMENTS OF LAW

13.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee exercising an Option or SAR pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or SAR or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or SAR shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the vesting, exercise and settlement thereof  qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14. EFFECT OF CHANGES IN CAPITALIZATION

14.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (“Equity Restructuring”), the number and kinds of shares for which Awards may be granted under the Plan, the Option Price and/or the SAR Base Price shall be adjusted proportionately and accordingly by the Committee; provided, that any such adjustment shall comply with Sections 409A and 424 of the Code, if applicable, and with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustment may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

14.2. Definition of Change in Control.

Unless an Award Agreement provides for a different meaning, a “Change in Control” shall mean the occurrence of any of the following:

(i)
Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%)  of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

(ii)
A majority of the members of the Board is replaced during any twelve (12)-month period commencing on the Effective Date, by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment;

(iii)
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

(iv)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to (not exempt from) Section 409A of the Code, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” within the meaning of Section 409A of the Code.

14.3. Effect of Change in Control; Corporate Transactions

The Committee shall determine the effect of a Change in Control upon Awards, and such effect may be set forth in the appropriate Award Agreement.  In the event of a merger, consolidation, reorganization, extraordinary dividend, tender offer for Common Stock, Change in Control or other change in capital structure of the Company that is not an Equity Restructuring under Section 14.1, the Committee may make such adjustments with respect to Common Stock that may be issued pursuant to Awards and the number and/or Exercise Price or SAR Base Price of outstanding Awards and take such other action as it deems necessary or appropriate, including, without limitation, subject to the requirements of Code Sections 409A and 424, if applicable:

(i)
make appropriate provision for the continuation of an Award by substituting on an equitable basis for the Shares then subject to such Award either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control or securities of any successor or acquiring entity;

(ii)
upon reasonable prior written notice to the Grantee, provide that: (A) the Options and SARs held by such Grantee, to the extent then exercisable, must be exercised within a specified number of days of the date of such notice, at the end of which period the Options and/or SARs shall terminate without payment, and/or (B) a grant of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Restricted Stock, Restricted Stock Units and/or Unrestricted Stock shall terminate;

(iii)
terminate an Award in exchange for a payment equal to the excess of the Fair Market Value of the Shares subject to the Award (to the extent then vested and exercisable) over the Option Price, SAR Base Price or the Purchase Price, as applicable;

(iv)	provide that an Award shall become fully vested and exercisable and that any Period of Restriction shall lapse immediately prior to the Change in Control; and/or

(v)
with respect to a Performance Award, provide that any incomplete Performance Periods shall end on the date of such Change in Control, and the Committee shall cause the Award to be settled based upon the higher of: (A) the Grantee’s actual attainment of performance goals for the Performance Period through the date of the Change in Control or (B) the Grantee’s target award; provided, that if the Performance Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, settlement shall be made in a manner that complies with Section 162(m) of the Code.

Notwithstanding anything to the contrary, an Award having an Option Price or SAR Base Price or Purchase Price per share equal to or greater than the Fair Market Value of the consideration to be paid per Share of Common Stock in the Change in Control may be canceled without payment of consideration to the applicable Grantee.

14.4. Adjustments.

Adjustments under this Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share with no cash payment due therefor.

14.5. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15. GENERAL PROVISIONS

15.1. Nontransferability.

Except as otherwise provided herein, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option or SAR. Except as otherwise provided herein, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a Non-Qualified Stock Option to any Family Member. For the purpose of this paragraph, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this paragraph, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this paragraph or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may also provide that Options may be transferred to persons other than Family Members. The events of Separation from Service in Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

In the event of a transfer pursuant to this Section, references to Grantee throughout this Plan shall be read to include the transferee where appropriate.

15.2. Disclaimer of Rights; No Trust or Fund Created.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate.

Neither a Grantee nor any other person shall, by reason of the Plan or any Award, acquire any right in or title to any assets, funds or property, other than the Common Stock of the Company or an Affiliate, including, without limitation, any specific funds, assets, or other property which the Company or its Affiliates, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Grantee shall have only a contractual right to the Common Stock underlying Awards granted under the Plan, unsecured by any assets of the Company or an Affiliate.  Nothing contained in the Plan shall constitute a guarantee that the assets of the Company or its Affiliates shall be sufficient to pay any benefits to any person.

15.3. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

15.4. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, by: (i) causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee, or (ii) delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 15.4 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The amount of the withholding requirement shall not exceed the statutorily minimum amount required to be withheld on the date that the amount of tax to be withheld is to be determined.  Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash or other means by the Grantee.

15.5. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

15.6. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

15.7. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

15.8. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.9. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Nevada, without regard to any choice of law principles thereof or of any other jurisdiction.

15.10. Section 409A.

Although the Company does not guarantee to a Grantee any particular tax treatment of an Award, Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, to the extent it applies.  The Plan and each Award Agreement will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee.  In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Grantee pursuant to or as a result of Section 409A of the Code or any damages for failing to qualify for an exemption from, or comply with, Section 409A of the Code.

If the Grantee is deemed on a Separation from Service to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B), then with regard to any Award that is considered non-qualified deferred compensation under Code Section 409A payable on account of a Separation from Service, such Award shall be paid at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such a Separation from Service of the Grantee, and (B) the date of the Grantee’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Grantee in a lump sum and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them in the Plan or the applicable Award Agreement.

15.11. International Awards.

The Committee may adopt special guidelines and provisions for Awards with respect to Grantees who are employed or reside in any country other than the United States in order to comply with the applicable laws of such other country.